                                                                    Exhibit 16.1

July 18, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

            We  have  read  the  statements  made  by  Essential  Reality,  Inc.
(formerly JPAL,  Inc.) (copy  attached),  which we understand will be filed with the  Commission,  pursuant  to  Item 4 of Form  8-K as part of the  Registrant's amended  Form 8-K report  dated  July 12,  2002.  We agree  with the  statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Lesley, Thomas, Schwarz & Postma, Inc.
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Lesley, Thomas, Schwarz & Postma, Inc.